Exhibit 99.4


                                                                  EXHIBIT B TO
                                                 SECURITIES PURCHASE AGREEMENT













                                     WARRANT


                           TO PURCHASE COMMON STOCK OF

                              THE FINOVA GROUP INC.











NY2:\991490\05\L91#05!.DOC\76830.0246

                               TABLE OF CONTENTS

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SECTION                                                                                                                 PAGE
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
1.         DEFINITIONS....................................................................................................1

2.         EXERCISE OF WARRANT............................................................................................5

           2.1.      Manner of Exercise...................................................................................5

           2.2.      Payment of Taxes.....................................................................................7

           2.3.      Fractional Shares....................................................................................7

           2.4.      Continued Validity...................................................................................7

3.         TRANSFER, DIVISION AND COMBINATION.............................................................................8

           3.1.      Transfer.............................................................................................8

           3.2.      Division and Combination.............................................................................8

           3.3.      Expenses.............................................................................................8

           3.4.      Maintenance of Books.................................................................................9

4.         ADJUSTMENT TO THE CURRENT WARRANT PRICE........................................................................9

           4.1.      Stock Dividends, Subdivisions and Combinations.......................................................9

           4.2.      Certain Other Distributions and Adjustments..........................................................9

           4.3.      Other Provisions Applicable to Adjustments under this Section.......................................10

           4.4.      Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets....................11

           4.5.      Other Action Affecting Common Stock.................................................................12

5.         NOTICES TO WARRANT HOLDER.....................................................................................12

           5.1.      Notice of Adjustments...............................................................................12

           5.2.      Notice of Corporate Action..........................................................................12

6.         NO IMPAIRMENT.................................................................................................13

7.         RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY....14

8.         TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS............................................................14

9.         RESTRICTIONS ON TRANSFERABILITY...............................................................................14

           9.1.      Restrictive Legend..................................................................................15

           9.2.      Notice of Proposed Transfers; Requests for Registration.............................................15

           9.3.      Required Registration...............................................................................16



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                                TABLE OF CONTENTS
                                   (CONTINUED)


           9.4.      Incidental Registration.............................................................................16

           9.5.      Registration Procedures.............................................................................17

           9.6.      Expenses............................................................................................18

           9.7.      Indemnification and Contribution....................................................................19

           9.8.      Termination of Restrictions.........................................................................20

           9.9.      Listing on Securities Exchange......................................................................21

           9.10.     Certain Limitations on Registration Rights..........................................................21

           9.11.     Selection of Managing Underwriters..................................................................21

10.        SUPPLYING INFORMATION.........................................................................................21

11.        LOSS OR MUTILATION............................................................................................22

12.        OFFICE OF COMPANY.............................................................................................22

13.        LIMITATION OF LIABILITY.......................................................................................22

14.        MISCELLANEOUS.................................................................................................22

           14.1.     Nonwaiver and Expenses..............................................................................22

           14.2.     Notice Generally....................................................................................22

           14.3.     Remedies............................................................................................23

           14.4.     Successors and Assigns..............................................................................23

           14.5.     Amendment...........................................................................................24

           14.6.     Severability........................................................................................24

           14.7.     Headings............................................................................................24

           14.8.     Governing Law.......................................................................................24










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THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.



                                     WARRANT

                           To Purchase Common Stock of

                              THE FINOVA GROUP INC.


                     THIS IS TO CERTIFY THAT LEUCADIA NATIONAL CORPORATION, or its permitted registered assigns, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from THE FINOVA GROUP INC., a Delaware corporation ("Company"), in whole or in part, such number of shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein) that is equal to twenty percent (20%) (the "Maximum Percentage") of the Diluted Common Stock as of the date on which this Warrant is exercised, after giving effect to the exercise of this Warrant, at an aggregate purchase price of $125,000,000, subject to downward adjustment as provided herein (the "Maximum Aggregate Price"), all on the terms and subject to the conditions and pursuant to the provisions hereinafter set forth.

1.         DEFINITIONS

                     Terms used in this Warrant which are defined in the Purchase Agreement (as defined below) are used herein as defined therein unless otherwise provided, and the following terms have the respective meanings set forth below:

                     "Acceleration Event" shall mean a merger or consolidation involving Company or sale of all or substantially all of the assets of Company (whether in one transaction or in a series of related transactions) or the acquisition after the Closing Date by any Person, or any group of two or more Persons acting in concert (in each case, other than Leucadia and its Affiliates), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under Exchange Act) directly or indirectly of securities of Company (including any securities convertible into such securities) representing 20% or more of the combined voting power of all securities of Company generally entitled to vote for the election of directors, or any Bankruptcy Event.

                     "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by Company after the Closing Date, other than Warrant Stock.

                     "Affiliate" shall mean, with respect to any person or entity, any one controlling, controlled by or under common control with such person or entity.

                     "Bankruptcy Event" shall occur if Company shall commence a voluntary case or other proceeding, or an involuntary case or other proceeding shall be commenced by a third party against Company, seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Company or any substantial part of its property, and in the case of an involuntary case or other proceeding, such case or proceeding shall remain undismissed or stayed for a period of 60 days; or an order for relief shall be entered against Company under the federal bankruptcy laws as now or hereafter in effect; or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall take any corporate action to authorize any of the foregoing.

                     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                     "Closing Date" shall have the meaning set forth in the Purchase Agreement.

                     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                     "Common Special Distribution" shall have the meaning ascribed thereto in the Certificate of Designation for the Convertible Preferred Stock.

                     "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, par value $0.01 per share, of Company, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.4) received by or distributed to the holders of Common Stock of Company in the circumstances contemplated by Section 4.4.

                     "Convertible Preferred Stock" shall mean the Series B Convertible Preferred Stock of Company and the Series C Convertible Preferred Stock of Company, in each case having a par value of $.01 per share.

                     "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.


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                     "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the average of the daily market prices for the five consecutive Business Days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the NYSE or such other principal stock exchange or NASDAQ Stock Market ("NASDAQ") on which such Common Stock is then listed or admitted to trading,
(ii) if no sale takes place on such day on any such exchange or NASDAQ, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or NASDAQ, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or NASDAQ, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by Company.

                     "Current Warrant Price" shall mean $125,000,000, subject to adjustment as provided herein, provided that the Current Warrant Price shall not exceed the Maximum Aggregate Price.

                     "Diluted Common Stock" as of any date means the aggregate number of Fully Diluted Outstanding shares of Common Stock excluding: (i) any shares of Common Stock issued or issuable after the date hereof in a merger or acquisition or in a public offering for cash at not less than the then fair market value as determined in good faith by the Company's Board of Directors;
(ii) any shares of Common Stock issued or issuable after the date hereof in respect of "out of the money" employee and director stock options outstanding on the date hereof; (iii) any shares of Common Stock issued or issuable after the date hereof in respect of trust originated preferred securities issued by FINOVA Finance Trust and outstanding on the date hereof; (iv) any shares of Common Stock or Convertible Securities issued after the date hereof in satisfaction of the payment of any "Upside Distribution" or "Downside Distribution" pursuant to the terms of the Purchase Agreement or the Convertible Preferred Stock; and (v) any other shares of Common Stock or Convertible Securities issued or issuable after the date hereof that may otherwise be agreed to by the Majority Holders and Company.

                     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                     "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

                     "Expiration Date" shall mean _________ __, 2011.


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                     "Fully Diluted Outstanding" shall mean, when used with
reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock remaining issuable by Company in respect of (i) this Warrant on such date (whether or not this Warrant is then exercisable), and (ii) all other options, rights or warrants to purchase, or securities exchangeable or convertible into, shares of Common Stock, outstanding on such date, whether or not such options, rights, warrants or other securities are then vested, exercisable, or convertible.

                     "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

                     "Holder" shall mean the Person in whose name the Warrant set forth herein is registered on the books of Company maintained for such purpose.

                     "Leucadia" shall mean Leucadia National Corporation, a New York corporation, or any successor corporation.

                     "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate percentage of the Diluted Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

                     "Maximum Aggregate Price" shall mean $125,000,000, subject to reduction pursuant to Section 4 hereof or to reflect any partial exercise or transfer of the Warrant.

                     "Maximum Percentage" shall mean twenty percent (20%), subject to adjustment in the event of a partial exercise or transfer of this Warrant.

                     "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                     "NYSE" shall mean the New York Stock Exchange, Inc.

                     "Other Property" shall have the meaning set forth in
Section 4.4.

                     "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                     "Permitted Issuances" shall mean the issuance of: (i) any shares of Common Stock issued upon conversion of the Convertible Preferred Stock; (ii) any shares of Common Stock issued or issuable after the date hereof in a merger or acquisition or in a public offering for cash at not less than the then fair market value as determined in good faith by the Company's Board of Directors; (iii) any shares of Common Stock issued or issuable after the date hereof in respect of "out of the money" employee and director stock options or


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above target performance-based restricted stock outstanding on the date hereof;
(iv) any shares of Common Stock issued or issuable after the date hereof in respect of trust originated preferred securities issued by FINOVA Finance Trust and outstanding on the date hereof; and (v) any other shares of Common Stock or Convertible Securities issued or issuable after the date hereof that may otherwise be agreed to by Majority Holders and Company.

                     "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                     "Purchase Agreement" shall mean the Securities Purchase Agreement dated as of December 20, 2000 by and between Company and Leucadia, as the same may be amended or restated from time to time by such parties.

                     "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance upon exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

                     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                     "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                     "Transfer Notice" shall have the meaning set forth in
Section 9.2.

                     "Warrant Price" shall mean an amount equal to the product of (i) a fraction, the numerator of which is the percentage of the Diluted Common Stock being purchased upon any exercise of this Warrant pursuant to
Section 2.1 and the denominator of which is the Maximum Percentage, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

                     "Warrants" shall mean the warrants to purchase shares of Common Stock represented by this Warrant.

                     "Warrant Stock" shall mean the shares of Common Stock purchased upon the exercise of the Warrant.

2.         EXERCISE OF WARRANT

                     2.1. Manner of Exercise. From and after the third anniversary of the Closing Date (subject to earlier exercisability as described in this Section 2.1) and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), Holder may exercise this Warrant, on any Business Day,


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in whole or in part as provided herein; provided, however, that this Warrant may only be exercised in part if exercised in respect of a number of shares of Common Stock representing at least one percent (1%) of the Diluted Common Stock as of the date of such partial exercise of this Warrant, after giving effect to such partial exercise of this Warrant.

                     In the event of a partial exercise, (a) the Maximum Percentage for the unexercised portion of the Warrant shall be reduced to a fraction expressed as a percentage, the numerator of which is the difference between (x) the maximum number of shares of Common Stock into which the Warrant is then exercisable (prior to such partial exercise) and (y) the number of shares of Common Stock to be acquired in the partial exercise, and the denominator of which is the sum of (x) the actual number of shares of Common Stock outstanding and (y) the additional number of shares of Common Stock to be outstanding after giving effect to such partial exercise; and (b) the Maximum Aggregate Price for the remaining portion of the Warrant shall be reduced the product of (x) the Maximum Aggregate Price in effect immediately before giving effect to such partial exercise and (y) a fraction the numerator of which is the result of (i) the total number of shares of Common Stock for which this Warrant is exercisable immediately prior to such partial exercise minus (ii) the number of shares of Common Stock to be issued pursuant to the partial exercise, and the denominator of which is the total number of shares for which the Warrant is exercisable immediately prior to such partial exercise.

                     In order to exercise this Warrant, in whole or in part, Holder shall deliver to Company at its principal office at 4800 North Scottsdale Road, Scottsdale, Arizona 85251-7623 or at the office or agency designated by Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the percentage of the Diluted Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or other payment as provided below and this Warrant, is received by Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the balance of the percentage of the


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
Diluted Common Stock in respect of which this Warrant has not been exercised, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

                     Payment of the Warrant Price shall be made at the option of the Holder by certified or official bank check or wire transfer of immediately available funds to an account designated by Company, or by the Holder's surrender to Company of that number of shares of Warrant Stock (or the right to receive such number of shares) or shares of Common Stock having an aggregate Current Market Price equal to or greater than the Warrant Price for the percentage of the Diluted Common Stock then being purchased (including those being surrendered) or a combination thereof, duly endorsed by or accompanied by appropriate instruments of transfer duly executed by Holder or by Holder's attorney duly authorized in writing.

                     If not otherwise then exercisable, this Warrant shall become exercisable upon the occurrence of an Acceleration Event; provided that in no event shall this Warrant be exercisable prior to the first anniversary of the Closing Date (other than as a result of a Bankruptcy Event).

                     2.2. Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of Company that no such tax or other charge is due.

                     2.3. Fractional Shares. Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, except as otherwise provided in Section 2.1, Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

                     2.4. Continued Validity. A holder of Warrant Shares (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder or who may otherwise sell all of such shares without restriction or limitation pursuant to Rule 144(k) of the Securities Act), shall continue to be entitled with respect to such shares to all rights to which it


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would have been entitled as Holder under Sections 9, 10 and 14 of this Warrant.
Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of Company to afford to such holder all such rights.

                     3. TRANSFER, DIVISION AND COMBINATION

                     3.1. Transfer. Subject to compliance with Section 9 hereof, any transfer of this Warrant and all rights hereunder, in whole or in part, (i) if made in part, shall be made only with respect to a specific whole percentage of the Diluted Common Stock purchasable hereunder and an adjustment shall be made to the Maximum Percentage and the Maximum Aggregate Price pursuant to the provisions of Section 2.1 (as if such transfer were treated as a partial exercise of the Warrant) to reflect the division of this Warrant to one or more Warrants, and (ii) shall be registered on the books of Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of Company referred to in Section 2.1 or the office or agency designated by Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

                     3.2. Division and Combination. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. In the event that this Warrant is divided or combined, an adjustment shall be made to the Maximum Percentage and the Maximum Aggregate Price to reflect the division of this Warrant to one or more Warrants or the combination of one or more Warrants into one Warrant, as applicable. Subject to compliance with Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                     3.3. Expenses. Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.


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                     3.4. Maintenance of Books. Company agrees to maintain, at
its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

                     4. ADJUSTMENT TO THE CURRENT WARRANT PRICE

                     No adjustment shall be made to the Current Warrant Price in respect of any Permitted Issuances. In no event shall the Current Warrant Price exceed the Maximum Aggregate Price. Subject to the foregoing, the Current Warrant Price shall be subject to adjustment from time to time as set forth in this Section 4. Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

                     4.1. Stock Dividends, Subdivisions and Combinations. If at any time Company shall:

                     (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                     (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                     (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case no adjustment shall be made to the Current Warrant Price and the effect for purposes hereof of any such act shall be limited to the adjustment of Diluted Common Stock for purposes of the provisions of the Warrant.

                     4.2. Certain Other Distributions and Adjustments.

                     (a) If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution (other than the Common Special Distribution or the Rights Offering) of:

                     (i) cash (other than ordinary cash dividends paid in accordance with the dividend policy established by the Board of Directors),

                     (ii) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

                     (iii) any warrants or other rights (other than pursuant the Rights Offering) to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),


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
then at the time of such dividend or distribution the Current Warrant Price shall be adjusted to equal (x) the Current Warrant Price immediately prior to such adjustment minus (y) the product of (A) the aggregate amount of cash so distributable, and the fair value (as determined in good faith by the Company's Board of Directors and, unless waived by the Majority Holders, supported by an opinion from an investment banking firm of recognized national standing acceptable to the Majority Holders) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, multiplied by the (B) the Maximum Percentage.

                     (b) A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of paragraph (a) above and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of
Section 4.1.

                     4.3. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the Current Warrant Price provided for in this Section 4:

                     (a) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the Current Warrant Price that would otherwise be required may be postponed up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made subtracts less than one percent (1%) to the Current Warrant Price immediately prior to such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                     (b) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

                     (c) When Adjustment Not Required. If Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                     (d) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and Holder exercises this Warrant, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by Company to be issued to Holder upon and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by Company and escrowed property returned to Company.

                     (e) Challenge to Good Faith Determination. Whenever the Board of Directors of Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Majority Holders and any dispute shall be resolved by an investment banking or valuation firm of recognized national standing selected by Company and acceptable to the Majority Holders.

                     4.4. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring corporation or of Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of Company) in order to provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                     4.5. Other Action Affecting Common Stock. In case at any time or from time to time Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holder, the Current Warrant Price thereof shall be adjusted in such manner as may be equitable in the circumstances.

                     5. NOTICES TO WARRANT HOLDER

                     5.1. Notice of Adjustments. Whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants shall be adjusted pursuant to Section 4, Company shall forthwith prepare a certificate to be executed by the Chief Financial Officer of Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the change in the Current Warrant Price and, if such adjustment was made pursuant to Section 4.4 or 4.5, describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, after giving effect to such adjustment or change. Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.2. Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

                     5.2. Notice of Corporate Action. If at any time

                     (a) Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                     (b) there shall be any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any consolidation or merger of Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Company to, another corporation, or

                     (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Company;

then, in any one or more of such cases, Company shall give to Holder (i) at least 10 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is expected to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of Company and delivered in accordance with Section 14.2.

                     6. NO IMPAIRMENT

                     Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, Company will take all such action as may be necessary or appropriate in order that Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, including taking such action as is necessary for the Current Warrant Price to be not less than the par value of the shares of Common Stock issuable upon exercise of this Warrant, and use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Company to perform its obligations under this Warrant.

                     Upon the request of Holder, Company will at any times during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of Company hereunder.

                     7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

                     From and after the Closing Date, Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

                     Before taking any action which would result in an adjustment in the Current Warrant Price, Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                     If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered or such approval to be obtained or filing made.

                     8. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

                     In the case of all dividends or other distributions by Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, Company will in each such case take such a record and will take such record as of the close of business on a Business Day. Company will not at any time, except upon dissolution, liquidation or winding up of Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                     9. RESTRICTIONS ON TRANSFERABILITY

                     The Warrants and Warrant Stock shall not be transferable, other than to an Affiliate of Leucadia prior to _____________, 200_. [Three years from Closing Date.] The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

                     9.1. Restrictive Legend.

                     (a) Except as otherwise provided in this Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities or "blue sky" laws and may not be transferred in violation of such Act or laws or the rules and regulations thereunder."

                     (b) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                     "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities or "blue sky" laws and may not be transferred in violation of such Act or laws, or the rules and regulations thereunder or the provisions of this Warrant."

                     9.2. Notice of Proposed Transfers; Requests for Registration. Prior to or promptly following any Transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give written notice (a "Transfer Notice") to Company of such Transfer. In connection with any Transfer, the holder requesting the Transfer shall provide to Company evidence reasonably satisfactory to it that the Transfer is to a "qualified institutional buyer" or an "accredited investor," as such terms are defined in Rules 144A and 501, respectively, of the Securities Act, and the Transfer is exempt from the registration requirements of the Securities Act and state securities or "blue sky" laws, or if the Transfer is to an entity or person other than a "qualified institutional buyer," Company shall be provided with an opinion of counsel reasonably satisfactory to it that the Transfer is so exempt from the registration requirements of the Securities Act and state securities laws. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of counsel to such holder which is reasonably acceptable to Company such legend is not required in order to ensure compliance with the Securities Act.

                     The holders of Warrants and Warrant Stock shall have the right to request registration of such Warrant Stock pursuant to Sections 9.3 and 9.4.

                     9.3. Required Registration. After receipt of a written request from the holders of Warrants and/or Warrant Stock representing at least either (x) an aggregate of twenty percent (20%) of the total of (i) all shares of Warrant Stock then subject to purchase upon exercise of all Warrants and (ii) all shares of Warrant Stock then outstanding and which are Restricted Common Stock, or (y) such shares of Warrant Stock having a minimum anticipated aggregate offering price of at least $25,000,000, requesting that Company effect the registration of Warrant Stock issuable upon the exercise of such holder's

Warrants or of any of such holder's Warrant Stock under the Securities Act and specifying the intended method or methods of disposition thereof, Company shall promptly notify all holders of Warrants and Warrant Stock in writing of the receipt of such request and each such holder, in lieu of exercising its rights under Section 9.4, may elect (by written notice sent to Company within ten Business Days from the date of such holder's receipt of the aforementioned Company's notice) to have its shares of Warrant Stock included in such registration thereof pursuant to this Section 9.3. Thereupon Company shall, as expeditiously as is possible, use its commercially reasonable efforts to effect the registration under the Securities Act of all shares of Warrant Stock which Company has been so requested to register by such holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Warrant Stock so registered; provided, however, that Company shall not be required to effect more than an aggregate of three registrations of any Warrant Stock pursuant to this Section 9.3.

                     9.4. Incidental Registration. If Company at any time commencing one year after the Closing Date proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a Registration Statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock (as defined in Section 3(a)(11) of the Exchange
Act) of Company, it will give written notice to all Holders of Warrants or Holders of Warrant Stock at least 15 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company. The notice shall offer to include in such filing the aggregate number of shares of Warrant Stock, and the number of shares of Common Stock for which this Warrant is exercisable, as such holders may request.

                     Each Holder of any such Warrants or any such Warrant Stock desiring to have Warrant Stock registered under this Section 9.4 shall advise Company in writing within 10 days after the date of receipt of such offer from Company, setting forth the amount of such Warrant Stock for which registration is requested. Company shall thereupon include in such filing the number of shares of Warrant Stock for which registration is so requested, subject to the next sentence, provided that Company may, in its sole discretion, determine to abandon any such registration. If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the distribution of the Warrant Stock requested to be included in the registration concurrently with the securities being registered by Company or such demanding security holder would materially and adversely affect the distribution of such securities by Company or such demanding security holder, then the Holders of Warrant Stock shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 9.6, all expenses of such registration shall be borne by Company.

                     9.5. Registration Procedures. If Company is required by the provisions of this Section 9 to use its commercially reasonable efforts to effect the registration of any of its securities under the Securities Act, Company will, as expeditiously as possible:

                     (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed 180 days;

                     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 180 days;

                     (c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                     (d) use its commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                     (e) furnish, at the request of any Holder requesting registration of Warrant Stock pursuant to Section 9.3, on the date that such shares of Warrant Stock are delivered to the underwriters for sale pursuant to such registration or, if such Warrant Stock is not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Warrant Stock becomes effective, (1) an opinion, dated such date, of the counsel representing Company for the purposes of such registration, addressed to the underwriters, if any, and if such Warrant Stock is not being sold through underwriters, then to the holders making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of Company, addressed to the underwriters, if any, and if such Warrant Stock is not being sold through underwriters, then to the holder making such request and, if such accountants refuse to deliver such letter to such holder, then to Company in a customary form and covering matters of the type customarily covered by such comfort letters as the underwriters or such holders shall reasonably request;

                     (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such securities; and

                     (g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering a period of at least 12 months beginning after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

                     It shall be a condition precedent to the obligation of Company to take any action pursuant to this Section 9 in respect of the securities which are to be registered at the request of any holder of Warrants or Warrant Stock that such holder shall (i) furnish to Company such information regarding the securities held by such holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company and (ii) in connection with an underwritten offering, enter into customary agreements (including an underwriting agreement and a custody agreement, each in customary form, and a lock-up agreement with respect to such holder's equity securities of Company as may be requested by the managing underwriter).

                     9.6. Expenses. All expenses incurred in complying with
Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for Company, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 9.5(d), shall be paid by Company, except that

                     (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 180 days after the effective date of such Registration Statement because any holder of Warrant Stock has not effected the disposition of the securities requested to be registered shall be paid by such holder; and

                     (b) Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such holder of Warrant Stock.

                     9.7. Indemnification and Contribution.

                     (a) In the event of any registration of any of the Warrant Stock under the Securities Act pursuant to this Section 9, Company shall indemnify and hold harmless the holder of such Warrant Stock, such holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Warrant Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such holder specifically for use therein or (in the case of any registration pursuant to Section 9.3) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

                     (b) Each holder of any Warrant Stock, by acceptance thereof, agrees to indemnify and hold harmless Company, its directors and officers and each other Person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to Company by such holder of such Warrant Stock specifically for use in, and contained on the effective date thereof in, any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, but in an amount not to exceed the net proceeds received by such holder in the offering.

                     (c) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The liability of any holder of Warrant Stock hereunder shall not exceed the net proceeds received by it in the offering.

                     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                     9.8. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from Company, at the expense of Company, a new Warrant without the restrictive legend set forth in Section 9.1(b). Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from Company, at Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

                     9.9. Listing on Securities Exchange. Company will, at its expense, list on the NYSE (or such other principal exchange on which it lists its Common Stock), maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during any such Exercise Period.

                     9.10. Certain Limitations on Registration Rights. Notwithstanding the other provisions of Section 9:

                     (a) Company shall not be obligated to register the Warrant Stock of any holder if, in the opinion of counsel to Company reasonably satisfactory to the holder and its counsel (or, if the holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such holder's Warrant Stock, in the manner proposed by such holder (or by such investment banking firm), may be effected without registering such Warrant Stock under the Securities Act in reliance upon Rule 144(k) under the Securities Act;

                     (b) Company shall not be obligated to register the Warrant Stock of any holder pursuant to Section 9.3, if Company has had a registration statement, under which such holder had a right to have its Warrant Stock included pursuant to Sections 9.3 or 9.4, declared effective within six months prior to the date of the request pursuant to Section 9.3; and

                     (c) Company shall have the right to delay the filing or effectiveness of a registration statement required pursuant to Section 9.3 hereof during one or more periods aggregating not more than 180 days in any twelve-month period in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company.

                     9.11. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Warrant Stock to be registered pursuant to Section 9.3 shall be selected by the holders of a majority of the shares being so registered (other than any shares being registered pursuant to Section 9.4) and shall be reasonably acceptable to Company.

                     10. SUPPLYING INFORMATION

                     Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

                     11. LOSS OR MUTILATION

                     Upon receipt by Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of Leucadia shall be


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
sufficient indemnity), and in case of mutilation upon `surrender and cancellation hereof, Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to Company for cancellation.

                     12. OFFICE OF COMPANY

                     As long as any of the Warrants remain outstanding, Company shall maintain an office or agency (which may be the principal executive offices of Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

                     13. LIMITATION OF LIABILITY

                     No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

                     14. MISCELLANEOUS

                     14.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                     14.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

                     (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of Company maintained for such purpose.

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
                     (b) If to Company at

                            The FINOVA Group Inc.
                            4800 North Scottsdale Road
                            Scottsdale, Arizona  85251-7623
                            Attention:  William Hallinan, Senior Vice-President,
                                             General Counsel and Secretary
                            Facsimile No.:  (480) 636-4949

                            with a copy (which shall not
                            constitute notice) to:

                            Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                            Los Angeles, California  90071-3197
                            Attention:  Andrew E. Bogen, Esq.
                            Facsimile No.:  (213) 229-7520

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

                     14.3. Remedies. Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                     14.4. Successors and Assigns. Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to
Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

                     14.5. Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of Company and the Majority Holders.

                     14.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                     14.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                     14.8. Governing Law. This Warrant shall be governed by the laws of the State of Delaware, without regard to the principles thereof relating to conflict of laws.

                     IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary.


Dated:  __________, 2000

                                       THE FINOVA GROUP INC.

                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


Attest:

By:
    ---------------------------------
    Name:
    Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT]

                     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of such number of shares of Common Stock of THE FINOVA GROUP INC. representing _____________ percent (___%) of the Diluted Common Stock (as defined in this Warrant), as of the date hereof, after giving effect to this exercise, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.




                                          -------------------------------
                                          (Name of Registered Owner)

                                          -------------------------------
                                          (Signature of Registered Owner)

                                          -------------------------------
                                          (Street Address)

                                          -------------------------------
                                          (City)     (State)   (Zip Code)




NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

                     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the [PERCENTAGE OF DILUTED COMMON STOCK] set forth below:

                                                        Percentage of Diluted
Name and Address of Assignee                                 Common Stock
----------------------------                                 ------------




and does hereby irrevocably constitute and appoint _______________________ attorney-in-fact to register such transfer on the books of THE FINOVA GROUP INC. maintained for the purpose, with full power of substitution in the premises.

Dated:__________________                 Print Name:___________________

                                         Signature:____________________

                                         Witness:______________________




NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.






                                      E-2